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                                                                    Exhibit 10.3

June 20, 2003

PRIVATE AND CONFIDENTIAL: JOHN SHEPPARD

Dear John,

RE: CHANGE TO TERMS & CONDITIONS

Further to your discussions with myself I am pleased to be able to confirm to you in writing the following changes to your terms and conditions of employment

JOB TITLE:      COO & President of Cott Corporation

REPORTING TO:   Frank E. Weise III - Chairman and Chief Executive Officer

SALARY:         Increased to $425,000 per annum

BONUS TARGET:   Increased to $475,000 effective from January 1, 2003

PRORATED:       Jan 1st to July 18th 2003         Based on USA Division Results
                July 18th to December 31st 2003   Based on
                                         [ ] USA Divisional Results OR
                                         [X] Combined Division Operating Results

TERMINATION:    Two years perquisites and continuation of health and dental benefits coverage for a period of up to 2 years or when new employment is found.

LOCATION:       Toronto, ON

EFFECTIVE DATE: July 18, 2003

This letter constitutes an amendment to your contract of employment and all other terms and conditions will remain as previously stated. I enclose two copies of this letter, which you should sign, returning one to me and retaining the other one for your reference.

John, I would like to take this opportunity to congratulate you and wish you every success in your new position. Please contact me if you have any queries with regard to the above.

Yours sincerely,
FOR COTT CORPORATION

/s/ Colin Walker
Colin Walker
SVP, Corporate Resources

I accept the terms and conditions as outlined in the above letter.

NAME (PLEASE PRINT):   JOHN K. SHEPPARD
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SIGNED:                /S/ JOHN K. SHEPPARD
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DATE:                  10/23/03
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